TRANSFER AGENT SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of this 27 day of September, 1999, by and between Madison Mosaic, LLC, a limited liability corporation organized under the laws of the State of Wisconsin, a wholly owned subsidiary of Madison Investment Advisers, Inc., a corporation organized under the laws of the State of Wisconsin (hereinafter referred to collectively as "Madison") that is responsible for the management and operation of Mosaic Focus Fund Trust, Mosaic Income Trust, Mosaic Tax-Free Trust, Mosaic Equity Trust and Mosaic Government Money Market Trust, each a Massachusetts business trust (hereinafter referred to individually as a "Trust" and collectively as the "Trusts") and Firstar Mutual Fund Services, LLC, a limited liability corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

WHEREAS, each Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, each Trust is authorized to create separate series, each with its own separate investment portfolio;

WHEREAS, FMFS is a limited liability corporation and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

WHEREAS, pursuant to services agreements with each Trust, Madison is responsible for providing all management and operational services to each Trust; and

WHEREAS, Madison desires to retain FMFS to provide transfer and dividend disbursing agent services to each series of each Trust listed on Exhibit A attached hereto (each hereinafter referred to as a "Fund" or collectively as the "Funds"), as may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual agreements herein made, Madison and FMFS agree as follows:

1. Appointment of Transfer Agent

Madison hereby appoints FMFS as Transfer Agent of each Trust on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2. Duties and Responsibilities of FMFS

FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

A. Receive orders for the purchase of shares;

  Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Trusts’ custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

C. Arrange for issuance of shares obtained through transfers of funds from shareholders’ accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by a Trust prospectus.

D. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Trusts’ custodian;

E. Pay monies upon receipt from the Trust's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

F. Process transfers of shares in accordance with the shareholder's instructions;

G. Process exchanges between Funds and/or classes of shares of Funds both within the same family of Funds and with the Firstar Money Market Fund, if applicable;

H. Prepare and transmit payments for dividends and distributions declared by the Trusts with respect to each Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

J. Record the issuance of shares of each Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of each Fund which are authorized, issued and outstanding;

K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

L. Mail shareholder reports and prospectuses to current shareholders;

M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with Madison;

O. Mail requests for shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Trusts, all as required by applicable Federal tax laws and regulations;

P. Provide a Blue Sky System which will enable Madison to monitor the total number of shares of each Fund sold in each state. In addition, Madison or its agent, including FMFS, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for each Fund’s Blue Sky state registration status is solely limited to the initial instructions concerning compliance provided by Madison for each Fund and the reporting of such transactions to Madison or its agent;

Q. Answer correspondence from shareholders, securities brokers and others relating to FMFS’s duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and Madison.

3. Compensation

Madison agrees to pay FMFS for the performance of the duties listed in this agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by Madison), mailing, insertion, programming (if requested by Madison), labels, shareholder lists and proxy expenses.

These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between Madison and FMFS.

Madison agrees to pay all fees and reimbursable expenses within twelve (12) business days following the receipt of the billing notice.

4. Representations of FMFS

FMFS represents and warrants to Madison that:

A. It is a limited liability corporation duly organized, existing and in good standing under the laws of Wisconsin;

B. It is a registered transfer agent under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

C. It is duly qualified to carry on its business in the State of Wisconsin;

D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and
  It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.
  This is the Firstar Year 2000 Readiness Disclosure: Its facilities and operations are, to the best of its knowledge, Year 2000 compliant.

5. Representations of Madison

Madison represents and warrants to FMFS that:

  Madison Mosaic, LLC is a limited liability corporation organized, existing and in good standing under the laws of Wisconsin; and
  Madison Investment Advisors, Inc. is a corporation organized, existing and in good standing under the laws of Wisconsin; and
  Each Trust is an open-ended investment company under the 1940 Act, Mosaic Focus Fund Trust being non-diversified and each other Trust being diversified;

D. Each Trust is a business trust organized, existing, and in good standing under the laws of Massachusetts;

E. Madison is empowered, pursuant to its services agreement with each respective Trust and under applicable laws, by its operating agreement, Bylaws and other organizational documents to enter into and perform this Agreement for the benefit of the Trusts;

F. All necessary proceedings required by Madison and the Trusts, have been taken to authorize it to enter into and perform this Agreement;

G. Madison, on behalf of itself and the Trusts, will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

H. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

6. Covenants of Madison and FMFS

Madison shall furnish FMFS a certified copy of the resolution of the Board of Trustees of the Trusts ratifying the appointment of FMFS and the execution of this Agreement. Madison shall provide to FMFS a copy of its services agreements with each Trust, and all amendments thereto.

FMFS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trusts and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trusts on and in accordance with their request.

7. Performance of Service; Limitation of Liability

FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS’s control, except a loss arising out of or relating to the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, Madison shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses expenses, and liabilities arising out of or relating to FMFS’s refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of Madison, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of Madison.

FMFS shall indemnify and hold Madison and the Trusts harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Madison or any Trust may sustain or incur or which may be asserted against Madison or any Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS’s refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS’s control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of Madison and appropriate Federal securities regulators or examiners shall be entitled to inspect FMFS’s premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

FMFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in each Trust’s Declaration of Trust and agrees that obligations assumed by Madison on behalf of each Trust pursuant to this Agreement shall be limited in all cases to such Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of a series of any Trust, nor from the Trustees or any individual Trustee of the Trusts.

8. Proprietary and Confidential Information

FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trusts all records and other information relative to the Trusts and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Madison, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by Madison.

9. Term of Agreement

This Agreement shall become effective as of the date hereof and will continue in effect for a period of three years. During the initial three year term of this Agreement, if Madison terminates any services with FMFS, Madison agrees to compensate Firstar an amount equal to the fees remaining under the initial three year Agreement. Subsequent to the initial three year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

10. Notices

Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

Firstar Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

and notice to Madison shall be sent to:

Mosaic Funds
6411 Mineral Point Road
Madison, WI 53705

11. Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of FMFS’s duties or responsibilities hereunder is designated by Madison by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of Madison, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to Madison (if such form differs from the form in which FMFS has maintained, Madison shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

12. Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

13. Stock Certificates

If at any time the Trust issues stock certificates, the following provisions will apply:

(i) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by FMFS.

(ii) Upon receipt of signed stock certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, FMFS shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the state of relating to the transfer of shares of beneficial interest.

(iii) Upon receipt of the stock certificates, which shall be in proper form for transfer, together with the shareholder’s instructions to hold such stock certificates for safekeeping, FMFS shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

Madison Mosaic, LLC on behalf of                                 FIRSTAR MUTUAL FUND SERVICES, LLC

MOSAIC FOCUS FUND TRUST
MOSAIC INCOME TRUST
MOSAIC TAX-FREE TRUST
MOSAIC EQUITY TRUST
MOSAIC GOVERNMENT MONEY MARKET TRUST

By: (signature)                                                   By: (signature)

W. Richard Mason

Attest: (signature)                                               Attest: (signature)

Julia M. Nelson

Transfer Agent and Shareholder Servicing

Annual Fee Schedule

Exhibit A

Separate Series of Mosaic Funds

Name of Series Date Added

MOSAIC FOCUS FUND TRUST

Mosaic Focus Fund 10/01/99

MOSAIC INCOME TRUST

Government Fund 10/01/99

Intermediate Income Fund 10/01/99

MOSAIC TAX-FREE TRUST

Arizona Fund 10/01/99

Maryland Fund 10/01/99

Missouri Fund 10/01/99

Virginia Fund 10/01/99

National Fund 10/01/99

Tax-Free Money Market 10/01/99

MOSAIC EQUITY TRUST

Investors Fund 10/01/99

Balanced Fund 10/01/99

Mid-Cap Growth Fund 10/01/99

Foresight Fund 10/01/99

MOSAIC GOVERNMENT MONEY MARKET TRUST

Mosaic Government Money Market 10/01/99

Annual Fee

$15.00 per open shareholder account per year – Non-daily dividend

$21.00 per open shareholder account per year – Daily dividend

$10.00 per closed shareholder account per year (i.e., zero shares)

Minimum annual fee $8,000 per fund or class Year 1

$10,000 per fund or class Year 2

$12,000 per fund or class Year 3

Plus $1.00 per Telephone call

$1.00 per draft

Extraordinary services quoted separately.

Plus Out-of-Pocket Expenses, including but not limited to:

Telephone – toll free lines Retention of records

Postage Microfilm/fiche of records

Programming Special reports

Stationery/envelopes ACH fees

Insurance NSCC charges

Proxies All other out-of-pocket expenses

ACH Shareholder Services

$125.00 per month per fund group

$ .50 per account setup and/or change

$ .50 per ACH item

$5.00 per correction, reversal, return item

File Transfer - $160/month and $.01/record

Qualified Plan Fees (Billed to Investors) *

Annual maintenance fee per account $ 12.50 / acct. (Cap at $25.00 per SSN)

Education IRA $ 5.00 / acct. (Cap at $25.00 / per SSN)

Transfer to successor trustee $ 15.00 / trans.

Distribution to participant $ 15.00 / trans. (Exclusive of SWP)

Refund of excess contribution $ 15.00 / trans.

Select requests $200.00 / request.

Additional Shareholder Fees (Billed to Investors)

Any outgoing wire transfer $12.00 / wire

Return check fee $20.00 / item

Stop payment $20.00 / stop

(Liquidation, dividend, draft check)

Research fee $ 5.00 / item

(For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

Fees and out-of-pocket expenses are billed to Madison monthly.

*These fees may be paid, in whole or in part, by Madison at its election, and not billed to Investors.